Gran Tierra Energy Inc. Announces Third Quarter 2019 Results

Substantial Completion of Major Capital Investments in Development Projects
Shifting to Free Cash Flow with Sustainable Growth
Positive Waterflood Response, Encouraging Results at Acordionero

CALGARY, ALBERTA, November 5, 2019, Gran Tierra Energy Inc. ("Gran Tierra" or the "Company") (NYSE American:GTE)(TSX:GTE)(LSE:GTE) today announced the Company's financial and operating results for the quarter ended September 30, 2019 ("the Quarter"). All dollar amounts are in United States ("U.S.") dollars unless otherwise indicated. Production amounts are on an average working interest before royalties ("WI") basis unless otherwise indicated. Per barrel ("bbl") of oil equivalent ("BOE") amounts are based on WI sales before royalties. For per BOE amounts based on net after royalty ("NAR") production, see Gran Tierra's Quarterly Report on Form 10-Q filed November 5, 2019.

Key Highlights

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Third Quarter Average Production: Was 32,918 BOE per day ("BOEPD"); approximately 3,000 BOEPD was impacted by temporary downtime due to electric submersible pump ("ESP") replacements, facility commissioning and water injection ramp up; current production is approximately 34,000 BOEPD, with 5 to 6 additional wells expected to be brought on production before the end of 2019

•
Positive Results from Acordionero Waterflood: Acordionero waterflood accelerated during the Quarter with significant incremental water injection (averaging over 30,000 bbls of water injected per day ("bwipd") and peaking over 40,000 bwipd) and substantially reduced gas production following the commissioning of the upgraded Central Production Facility ("CPF") expansion; the Company plans to be re-injecting excess gas beyond consumption by 2019 year-end; Gran Tierra is encouraged by the waterflood response in terms of increased pressure and production responses; indications look positive for incremental reserve additions associated with the completion of the CPF expansion and waterflood response

•
Expansion of the Acordionero Field: The AC-54 development well is the farthest south well drilled in the Acordionero field to date and encountered 348 of net pay (measured depth) and is expected to be on production by November 30, 2019

•
Continued Optimization of Other Waterfloods: Waterflood optimization continued in the Quarter at Costayaco with an injector conversion and two well stimulations; the CYC-39 well was tested in the Caballos Sand and commingled with the T Sand and, during September 16 - October 28, 2019, produced at stabilized rates of 1,159 bbls of oil per day ("bopd") of 30 degree API oil, a gas-oil ratio ("GOR") of 115 standard cubic feet per stock tank bbl ("scf/stb") and a watercut of 45% on ESP; at Cohembi, water injection has increased from 15,000 to over 22,000 bwipd since securing operatorship in March 2019, where the instantaneous voidage replacement ratio ("VRR") is well over 1.0 and reservoir pressure is rising; this result in Cohembi, along with continued waterflood response in Moqueta, further demonstrate the Company's waterflood expertise and the long-term benefit of stable cash flow generation from waterflood projects

•
Shifting to Free Cash Flow with Sustainable Growth: Gran Tierra has made significant investments to build the foundation for expected free cash flow in 2020 and beyond, investing $211 million at Acordionero from January 2018 to September 2019 in facilities and water injection wells; these investments are expected to allow Gran Tierra to lower operating costs per BOE and increase future production growth

•	Ayombero Activity Recommences in Fourth Quarter 2019: Remedial work on the three Ayombero wells has commenced in November 2019

•
Near-Term Potential Exploration Catalysts: Tautaco-1 exploration well on LLA-10 is currently drilling ahead; Cocona-1 well (follow-up appraisal to Vonu-1 A-Limestone well) on PUT-1 is scheduled to spud before 2019 year-end

•
Updated Corporate Presentation: The Company's Corporate Presentation has been updated, including information about Acordionero's waterflood response, and is available on the Company website at www.grantierra.com

Message to Shareholders

Gary Guidry, President and Chief Executive Officer of Gran Tierra, commented: "Gran Tierra has completed the key investments required to underpin expected significant future free cash flow for shareholders. We forecast Gran Tierra to generate free cash flow - after development and exploration capital - in fourth quarter 2019 and full-year 2020. At a forecasted $60 per bbl Brent oil price, we are projecting free cash flow(1) of $75 million to $100 million during 2020, which we plan to use for net debt reduction and share buybacks.

With the Acordionero facility expansion capital investment behind us, we forecast significantly lower operating costs per BOE ahead. Despite the substantial investment in Acordionero since the acquisition in 2016, the field has generated $187 million of free cash flow(1). We operate over 95% of our asset base which provides Gran Tierra tremendous flexibility in terms of controlling future capital costs in response to a potentially volatile oil price environment.

While the reduction in production during the Quarter was unfortunate, we view this situation as temporary as we are now seeing the waterflood at Acordionero responding to the designed injection. The response across the field is matching internal reservoir simulation modeling estimates and provides better visibility to forecast and optimize production and long-term recovery. Our underlying asset value has not changed, and with the successful implementation of the waterflood and step-out appraisal extensions in Acordionero, we believe it has increased.

The Company is in an excellent position with low decline, high netback and long life conventional assets, which are capable of delivering a strong free cash flow profile and visible growth in production and reserves. We have grown Proved Plus Probable reserves by 163% over the last three years and we expect to continue that trend. We also have two near term potential exploration catalysts - we plan to spud the Cocona-1 well on PUT-1 before the end of the year and look forward to the drilling results from Tautaco-1 on LLA-10, which is currently drilling ahead."

Financial Highlights

•	Net loss for the Quarter was $29 million and net income for the nine months of 2019 was $12 million

•	Adjusted EBITDA(1) was $68 million for the Quarter and $260 million for the nine months of 2019

•	Funds flow from operations(1) was $59 million ($0.16 per share, basic) for the Quarter and $223 million ($0.59 per share, basic) for the nine months of 2019

•
At September 30, 2019, net debt(1) to Adjusted EBITDA was 1.8 times on a trailing 12 month basis (on a trailing 12 month basis, net income was $1 million and Adjusted EBITDA was $340 million); at $60 per bbl Brent, the Company expects to generate free cash flow(1) in fourth quarter 2019 and full-year 2020 and plans to decrease net debt to Adjusted EBITDA

•	Oil and gas sales were $132 million for the Quarter and $443 million for the nine months of 2019

•	Operating netback(1) was $27.34 per BOE for the Quarter and $30.17 per BOE for the nine months of 2019

•
Operating expenses were $11.77 per BOE for the Quarter, compared to $8.81 per BOE in third quarter 2018 as a result of higher power generation, field operations, maintenance and freight logistics costs, coupled with lower production volumes; a significant portion of the Company's operating expenses are fixed

•	Workover expenses for the Quarter were $3.63 per BOE, down from to $3.93 per BOE in third quarter 2018 as a result of lower frequency of ESP failures

•	Transportation expenses were $1.05 for the Quarter, down from $2.25 per BOE in third quarter 2018 due to higher volumes sold at the wellhead

•
As expected, the Quarter was capital intensive due to the substantial completion of the 3D seismic program in the Putumayo, and the completion of facilities and accelerated activity at Acordionero; due to the drilling efficiencies achieved during the Quarter, the Company was able to drill development wells in record time and shift wells scheduled for fourth quarter 2019 into the Quarter

•	Returned $38 million to stockholders between January 1 and September 30, 2019 through buybacks of 20.1 million shares of common stock (5.2% of outstanding shares of common stock as of January 1, 2019)

Operations Update
Acordionero (100% WI, Operator)

•	During the Quarter, 10 wells were drilled focusing on an optimized waterflood program to maximize ultimate oil recovery and long-term value (4 producers, 3 water injectors and 3 water source wells)

•
The AC-54 development well is the farthest south well drilled in the Acordionero field to date and located outside the previously established southern boundary of the Proved plus Probable ("2P") and 2P plus Possible ("3P") original-oil-place mapping for the field; the AC-54 encountered 348 feet of oil pay (measured depth) and is expected to be placed on production by the end of November 2019; the AC-54 appears to be similar to the AC-37 well, which is located to the north of AC-54 and is the second farthest south well drilled in Acordionero; the AC-37 well had initial production (averaged over 30 days) of 944 bopd, a GOR of 305 scf/stb and water cut of less than 1% on ESP; during October 2019, the AC-37 had average production of 796 bopd, a GOR of 300 scf/stb, water cut of less than 1% and had cumulative oil production of approximately 187,000 bbls after 221 days of production

•
From the acquisition date of August 23, 2016 until September 30, 2019, Acordionero has generated $697 million in oil and natural gas sales and $545 million of operating netback(1), while the Company made capital investments in this field of $358 million, which equals free cash flow(1) from the field of $187 million over this time period; Acordionero has self-funded its active development program, including the major investment in facilities

•	Drilling efficiencies continue to be achieved, with AC-49 drilled in record drill time of 5 days and AC-47 drilled and completed for a total cost of $2.6 million

•	Water injection at Acordionero continues to ramp-up, averaging over 30,000 bwipd and on-schedule to exceed 40,000 bwipd in the coming months

•
Gran Tierra is observing a positive impact on reservoir pressure, which would support increased oil production rates from current and future oil producers and ultimate oil recovery efficiency from all of the reservoirs

•	The CPF expansion, water injection facilities and gas to power turbines continue operating with increasing reliability

•
The AC-48's Lisama E Sand was tested in the Quarter with good initial rates; pressure build up results showed low permeability and boundaries suggesting potential channel sand deposition; the Lisama E has been commingled with the Lisama C and the well is now on production; Gran Tierra believes Lisama E opportunities exist throughout the field and the learnings from AC-48 will be applied to future development

Suroriente (52% WI and Operator)

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The Cohembi oil field in the Suroriente Block continues to respond positively to increased water injection and pump optimizations; gross water injection averaged over 21,000 bwipd in the Quarter, up 29% from second quarter 2019, and up from a level of 14,500 bwipd when Gran Tierra assumed operatorship on March 1, 2019; the Company is planning to increase gross water injection to 40,000 bwipd by the end of 2019

•	Since assuming operatorship we have been able to increase gross production by over 1,000 bopd without drilling a well

•
As part of an expanded waterflood program, activities have commenced to expand the Cohembi water treatment, injection and processing facilities; this expansion is expected to boost water injection capacity from a current 21,000 bwipd to 60,000 bwipd; targeted completion for the first phase of expansion is scheduled to be in fourth quarter 2019

Chaza Block - Costayaco (100% WI)

•	The CYC-39 and 40 wells encountered unswept oil in the Caballos and T Sands; an ESP is currently being installed in the CYC-40

•	For the remainder of 2019, the Company intends to complete the drilling of the CYC-41 well

•	With the success of CYC-39 and CYC-40, along with an updated reservoir simulation model, we have identified a number of additional development well locations to optimize oil recovery and value

Ayombero-Chuira (100% WI)

•
Gran Tierra remains encouraged by early results from Ayombero-1 well: since a workover in July 2019, the well has produced on natural flow at an average rate of 202 bopd of 18.5 degree API oil, a GOR of 198 scf/stb, a watercut of 0.14% and 1,482 pounds per square inch of tubing head pressure; the well has total cumulative oil production to date of 80,556 bbls

Exploration Update

Putumayo Basin

•
Cocona-1, PUT-1 (100% WI): This well, which was originally called the Vonu Este-1, is on track to spud in late November 2019 from the Vonu Este pad; one of the well's planned targets is the A-Limestone; Cocona-1 is planned as the first follow-up appraisal well to the Vonu-1 well, which has been Gran Tierra's most successful A-Limestone well to date: the Vonu-1 well has produced approximately 830,000 bbls of oil from the A-Limestone (from June 2017 to September 2019) and is still producing over 400 BOEPD; the Costayaco-19 well in the Chaza Block, has produced approximately 740,000 bbls of oil from the A-Limestone (from May 2016 to September 2019)

•
3D Seismic Program Update (341 Square Kilometers): Seismic recording operations on the Alea 1848A, Nancy-Burdine-Maxine, PUT-4 and PUT-25 blocks are now complete; this program is the largest seismic program ever conducted in the Putumayo Basin; interpretation is currently underway which is expected to help Gran Tierra better define further development of the Nancy field and multiple exploration prospects across all four blocks

Llanos Basin

•	Tautaco-1, LLA-10 (50% WI): Gran Tierra is participating in this non-operated exploration well which is currently drilling

Financial and Operational Highlights (all amounts in $000s, except per share and BOE amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018

Net (Loss) Income	$(28,833)	$75,295	$11,686	$113,456
Per Share - Basic	$(0.08)	$0.19	$0.03	$0.29
Per Share - Diluted	$(0.08)	$0.18	$0.03	$0.28

Oil and Gas Sales	$132,491	$175,118	$443,049	$476,792
Operating Expenses	(35,603)	(29,511)	(104,119)	(78,019)
Workover Expenses	(10,979)	(13,106)	(30,025)	(25,922)
Transportation Expenses	(3,179)	(7,505)	(16,167)	(21,024)
Operating Netback(1)	$82,730	$124,996	$292,738	$351,827

G&A Expenses Before Stock-Based Compensation	$7,645	$3,679	$24,782	$17,254
G&A Stock-Based Compensation (Recovery) Expense	(8)	10,132	1,092	19,919
G&A Expenses, Including Stock Based Compensation	$7,637	$13,811	$25,874	$37,173

Adjusted EBITDA(1)	$67,930	$110,340	$260,005	$295,489

Funds Flow from Operations(1)	$59,021	$85,015	$222,740	$254,312

Capital Expenditures	$116,495	$101,463	$310,579	$258,551

Average Daily Volumes (BOEPD)
WI Production Before Royalties	32,918	36,170	35,454	35,553
Royalties	(5,155)	(7,571)	(5,929)	(7,222)
Production NAR	27,763	28,599	29,525	28,331
(Increase) Decrease in Inventory	(58)	60	65	(403)
Sales	27,705	28,659	29,590	27,928
Royalties, % of WI Production Before Royalties	16%	21%	17%	20%

Per BOE
Brent	$62.03	$75.97	$64.75	$72.68
Quality and Transportation Discount	(10.05)	(9.55)	(9.90)	(10.14)
Royalties	(8.19)	(13.91)	(9.19)	(12.79)
Average Realized Price	43.79	52.51	45.66	49.75
Transportation Expenses	(1.05)	(2.25)	(1.67)	(2.19)
Average Realized Price Net of Transportation Expenses	42.74	50.26	43.99	47.56
Operating Expenses	(11.77)	(8.81)	(10.73)	(8.08)
Workover Expenses	(3.63)	(3.93)	(3.09)	(2.70)
Operating Netback(1)	27.34	37.52	30.17	36.78
G&A Expenses	(2.53)	(1.10)	(2.55)	(1.80)
Severance Expenses	(0.05)	(0.30)	(0.11)	(0.21)
Realized Foreign Exchange (Loss) Gain	(0.14)	0.06	(0.03)	(0.02)
Realized Financial Instruments Loss	(0.31)	(3.20)	(0.23)	(2.73)
Interest Expense, Excluding Amortization of Debt Issuance Costs	(3.76)	(1.98)	(2.89)	(1.87)
Interest Income	0.04	0.22	0.07	0.22
Current Income Tax Expense	(1.01)	(5.73)	(1.44)	(3.78)
Cash Netback(1)	$19.58	$25.49	$22.99	$26.59

Share Information (000s)
Common Stock Outstanding, End of Period	366,982	391,339	366,982	391,339
Weighted Average Number of Common and Exchangeable Shares Outstanding - Basic	372,195	391,210	379,701	391,186
Weighted Average Number of Common and Exchangeable Shares Outstanding - Diluted	372,195	427,948	372,195	427,417

(1) Net debt is defined as face value of debt, less cash and cash equivalents. Net debt, funds flow from operations, operating netback, return on average capital employed, free cash flow, cash netback, earnings before interest, taxes and depletion, depreciation and accretion ("DD&A") and adjusted earnings before interest, taxes and depletion, depreciation and accretion ("EBITDA") and EBITDA adjusted for loss on redemption of Convertible Notes and loss or gain on investment ("Adjusted EBITDA") are non-GAAP measures and do not have standardized meanings under generally accepted accounting principles in the United States of America ("GAAP"). Cash flow refers to the GAAP line item “net cash provided by operating activities”. Free cash flow refers to the GAAP line item “net cash provided by operating activities”, less capital expenditures. Refer to "Non-GAAP Measures" in this press release.
(2) Operating netback in the context of updated 2019 guidance is a non-GAAP measure and does not have a standardized meaning under GAAP. Refer to "Non-GAAP Measures" in this press release for a description. The GAAP measure is oil and gas sales price. Estimated oil and gas sales price is calculated by subtracting 2019 forecasts of transportation and quality discount and royalties from the 2019 budget Brent oil price forecast as outlined in the relevant table above. Estimated 2019 operating netback is calculated by subtracting 2019 forecasts of transportation and quality discount, royalties, operating costs and pipeline transportation from the 2019 budget Brent oil price forecast as outlined in the relevant table above.
(3) G&A expense includes stock based compensation expense

Conference Call Information:

Gran Tierra will host its third quarter 2019 results conference call on Wednesday, November 6, 2019, at 9:00 a.m. Mountain Time, 11:00 a.m. Eastern Time. Interested parties may access the conference call by dialing +1-844-348-3792 or +1-614-999-9309 (North America), 0800-028-8438 or 020-3107-0289 (United Kingdom) or 01-800-518-5094 (Colombia). The call will also be available via webcast at www.grantierra.com.

Corporate Presentation:

Gran Tierra's Corporate Presentation has been updated and is available on the Company website at www.grantierra.com.

Contact Information

For investor and media inquiries please contact:

Gary Guidry
President & Chief Executive Officer

Ryan Ellson
Executive Vice President & Chief Financial Officer

Rodger Trimble
Vice President, Investor Relations

+1-403-265-3221

info@grantierra.com

About Gran Tierra Energy Inc.

Gran Tierra Energy Inc. together with its subsidiaries is an independent international energy company focused on oil and natural gas exploration and production in Colombia and Ecuador. The Company is focused on its existing portfolio of assets in Colombia and Ecuador and will pursue new growth opportunities throughout Colombia and Latin America, leveraging our financial strength. The Company’s common stock trades on the NYSE American, the Toronto Stock Exchange and the London Stock Exchange under the ticker symbol GTE. Additional information concerning Gran Tierra is available at www.grantierra.com. Information on the Company's website does not constitute a part of this press release. Investor inquiries may be directed to info@grantierra.com or (403) 265-3221.

Gran Tierra's Securities and Exchange Commission filings are available on the SEC website at http://www.sec.gov and on SEDAR at http://www.sedar.com and UK regulatory filings are available on the National Storage Mechanism website at www.morningstar.co.uk/uk/nsm.

Forward-Looking Statements and Legal Advisories:

This press release contains opinions, forecasts, projections, and other statements about future events or results that constitute forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and financial outlook and forward-looking information within the meaning of applicable Canadian securities laws (collectively, "forward-looking statements"), which can be identified by such terms as “expect,” “plan,” “guidance,” "forecast", “project,” “will,” “believe,” and other terms that are forward-looking in nature. Such forward-looking statements include, but are not limited to, the Company's expectations, budget, capital program, capital expenditures and guidance, including for certain future production, net cash provided by operating activities (described in this press release as cash flow), net debt, total capital, free cash flow in fourth quarter 2019 (assuming a $65 per bbl Brent oil price) and 2020 (assuming a $60 per bbl Brent oil price), operating netback and operating and workover expense estimates, the Company’s strategies and the Company’s operations including planned operations, oil prices and oil production and anticipated benefits from the Acordionero Projects.

The forward-looking statements contained in this press release reflect several material factors and expectations and assumptions of Gran Tierra including, without limitation, that Gran Tierra will continue to conduct its operations in a manner consistent with its current expectations, the accuracy of testing and production results and seismic data, pricing and cost estimates (including with respect to commodity pricing and exchange rates), rig availability, the risk profile of planned exploration activities, the effects of drilling down-dip, the effects of waterflood and multi-stage fracture stimulation operations, the extent and effect of delivery disruptions, equipment performance and costs, actions by third parties, and the general continuance of current or, where applicable, assumed operational, regulatory and industry conditions including in areas of potential expansion, and the ability of Gran Tierra to execute its current business and operational plans in the manner currently planned. Gran Tierra believes the material factors, expectations and assumptions reflected in the forward-looking statements are reasonable at this time but no assurance can be given that these factors, expectations and assumptions will prove to be correct.

Among the important factors that could cause actual results to differ materially from those indicated by the forward-looking statements in this press release are: prices and markets for oil and natural gas are unpredictable and tend to fluctuate significantly; Gran Tierra’s operations are located in South America and unexpected problems can arise due to guerilla activity; technical difficulties and operational difficulties may arise which impact the production, transport or sale of our products; geographic, political and weather conditions can impact the production, transport or sale of our products; the risk that current global economic and credit conditions may impact oil prices and oil consumption more than Gran Tierra currently predicts; the ability of Gran Tierra to execute its business plan; the risk that unexpected delays and difficulties in developing currently owned properties may occur; the ability to replace reserves and production and develop and manage reserves on an economically viable basis; the timely receipt of regulatory or other required approvals for our operating activities; the failure of exploratory drilling to result in commercial wells; unexpected delays due to the limited availability of drilling equipment and personnel; the risk that current global economic and credit market conditions may impact oil prices and oil consumption more than Gran Tierra currently predicts, which could cause Gran Tierra to further modify its strategy and capital spending program; volatility or declines in the trading price of our common stock; and the risk factors detailed from time to time in Gran Tierra’s periodic reports filed with the Securities and Exchange Commission, including, without limitation, under the caption "Risk Factors" in Gran Tierra's Annual Report on Form 10-K for the year ended December 31, 2018 filed February 27, 2019 and its Quarterly Reports on Form 10-Q. These filings are available on the SEC website at http://www.sec.gov and on SEDAR at www.sedar.com. Although the current capital spending program and long term strategy of Gran Tierra is based upon the current expectations of the management of Gran Tierra, should any one of a number of issues arise, Gran Tierra may find it necessary to alter its business strategy and/or capital spending program and there can be no assurance as at the date of this press release as to how those funds may be reallocated or strategy changed.

All forward-looking statements included in this press release are made as of the date of this press release and the fact that this press release remains available does not constitute a representation by Gran Tierra that Gran Tierra believes these forward-looking statements continue to be true as of any subsequent date. Actual results may vary materially from the expected results expressed in forward-looking statements. Gran Tierra disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as expressly required by applicable securities laws. Gran Tierra’s forward-looking statements are expressly qualified in their entirety by this cautionary statement.

The estimates of 2019 future production, net cash provided by operating activities (described in this press release as cash flow), net debt, total capital, free cash flow in fourth quarter 2019 (assuming a $65 Brent oil price) and 2020 (assuming a $60 Brent oil price), operating netback and operating and workover expenses set forth in this press release may be considered to be future-oriented financial information or a financial outlook for the purposes of applicable Canadian securities laws. Financial outlook and future-oriented financial information contained in this press release about prospective financial performance, financial position or cash flows are based on assumptions about future events, including economic conditions and proposed courses of action, based on management’s assessment of the relevant information currently available, and to become available in the future. These projections contain forward-looking statements and are based on a number of material assumptions and factors set out above. Actual results may differ significantly from the projections presented herein. These projections may also be considered to contain future-oriented financial information or a financial outlook. The actual results of Gran Tierra’s operations for any period will likely vary from the amounts set forth in these projections, and such variations may be material. See above for a discussion of the risks that could cause actual results to vary. The future-oriented financial information and financial outlooks contained in this press release have been approved by management as of the date of this press release. Readers are cautioned that any such financial outlook and future-oriented financial information contained herein should not be used for purposes other than those for which it is disclosed herein. The Company and its management believe that the prospective financial information has been prepared on a reasonable basis, reflecting management’s best estimates and judgments, and represent, to the best of management’s knowledge and opinion, the Company’s expected course of action. However, because this information is highly subjective, it should not be relied on as necessarily indicative of future results.

Non-GAAP Measures

This press release includes non-GAAP financial measures as further described herein. These non-GAAP measures do not have a standardized meaning under GAAP. Investors are cautioned that these measures should not be construed as alternatives to net income or loss or other measures of financial performance as determined in accordance with GAAP. Gran Tierra's method of calculating these measures may differ from other companies and, accordingly, they may not be comparable to similar measures used by other companies. Each non-GAAP financial measure is presented along with the corresponding GAAP measure so as to not imply that more emphasis should be placed on the non-GAAP measure.

Operating netback as presented is defined as oil and gas sales less operating and transportation expenses. See the table entitled Financial and Operational Highlights above for the components of consolidated operating netback and corresponding reconciliation.

Cash netback as presented is defined as net income before DD&A expenses, deferred income tax expense, amortization of debt issuance costs, unrealized foreign exchange gains and losses, loss on sale, non-cash operating and general and administrative ("G&A") expenses and unrealized financial instruments gains and losses. Management believes that operating netback and cash netback are useful supplemental measures for investors to analyze financial performance and provide an indication of the results generated by Gran Tierra's principal business activities prior to the consideration of other income and expenses. A reconciliation from net income to cash netback is as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
Cash Netback - (Non-GAAP) Measure ($000s)	2019	2018	2019	2018
Net (loss) income	$(28,833)	$75,295	$11,686	$113,456
Adjustments to reconcile net (loss) income to cash netback
DD&A expenses	49,812	51,630	164,430	137,698
Deferred income tax expense (recovery)	8,472	(36,769)	31,752	(118)
Amortization of debt issuance costs	789	816	2,574	2,329
Unrealized foreign exchange loss (gain)	6,412	(672)	5,303	159
Loss on redemption of Convertible Notes	11,305	—	11,305	—
Non-cash operating expenses	—	142	—	558
Non-cash G&A (recovery) expense	(8)	10,132	1,092	19,919
Unrealized financial instruments loss (gain)	11,355	(15,560)	(5,165)	(19,329)
Cash netback	59,304	85,014	222,977	254,672

EBITDA, as presented, is defined as net income adjusted for DD&A expenses, interest expense and income tax expense or recovery. Adjusted EBITDA is defined as EBITDA adjusted for loss on redemption on convertible notes and loss or gain on investment. Management uses this financial measure to analyze performance and income or loss generated by our principal business activities prior to the consideration of how non-cash items affect that income, and believes that this financial measure is also useful supplemental information for investors to analyze performance and our financial results. A reconciliation from net income to EBITDA and Adjusted EBITDA as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
EBITDA - (Non-GAAP) Measure ($000s)	2019	2018	2019	2018
Net (loss) income	$(28,833)	$75,295	$11,686	$113,456
Adjustments to reconcile net (loss) income to EBITDA and Adjusted EBITDA
DD&A expenses	49,812	51,630	164,430	137,698
Interest expense	12,153	7,404	30,655	20,274
Income tax expense (recovery)	11,521	(17,661)	45,675	36,106
EBITDA	$44,653	$116,668	$252,446	$307,534
Loss on redemption of Convertible Notes	11,305	—	11,305	—
Investment loss (gain)	11,972	(6,328)	(3,746)	(12,045)
Adjusted EBITDA	$67,930	$110,340	$260,005	$295,489

Funds flow from operations, as presented, is net income adjusted for DD&A expenses, deferred tax expense, stock-based compensation expense, amortization of debt issuance costs, cash settlement of RSUs, non-cash lease expense, lease payments, unrealized foreign exchange gains and losses, financial instruments gains or losses, cash settlement of financial instruments and loss on sale. Management uses this financial measure to analyze performance and income or loss generated by our principal business activities prior to the consideration of how non-cash items affect that income or loss, and believes that this financial measure is also useful supplemental information for investors to analyze performance and our financial results. A reconciliation from net income to funds flow from operations is as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
Funds Flow From Operations - (Non-GAAP) Measure ($000s)	2019	2018	2019	2018
Net (loss) income	$(28,833)	$75,295	$11,686	$113,456
Adjustments to reconcile net (loss) income to funds flow from operations
DD&A expenses	49,812	51,630	164,430	137,698
Deferred tax expense (recovery)	8,472	(36,769)	31,752	(118)
Stock-based compensation (recovery) expense	(8)	10,275	1,092	20,477
Amortization of debt issuance costs	789	816	2,574	2,329
Cash settlement of RSUs	—	—	—	(360)
Non-cash lease expense	472	—	1,366	—
Lease payments	(755)	—	(1,603)	—
Unrealized foreign exchange loss (gain)	6,412	(672)	5,303	159
Financial instruments loss (gain)	12,285	(4,874)	(2,890)	6,840
Cash settlement of financial instruments	(930)	(10,686)	(2,275)	(26,169)
Loss on redemption of Convertible Notes	11,305	—	11,305	—
Funds flow from operations	$59,021	$85,015	$222,740	$254,312

Free cash flow, when presented in the context of targeted 2020 free cash flow, is defined as GAAP “net cash provided by operating activities” less projected 2020 capital spending. Management believes that free cash flow is a useful supplemental measure for management and investors to in order to evaluate the financial sustainability of the Company's business. Gran Tierra is unable to provide a quantitative reconciliation of forward-looking free cash flow to its most directly comparable forward-looking GAAP measure because management cannot reliably predict certain of the necessary components of such forward-looking GAAP measure.

Presentation of Oil and Gas Information

BOEs have been converted on the basis of 6 thousand cubic feet ("Mcf") of natural gas to 1 bbl of oil. BOEs may be misleading, particularly if used in isolation. A BOE conversion ratio of 6 Mcf: 1 bbl is based on an energy equivalency conversion method primarily applicable at the burner tip and does not represent a value equivalency at the wellhead. In addition, given that the value ratio based on the current price of oil as compared with natural gas is significantly different from the energy equivalent of six to one, utilizing a BOE conversion ratio of 6 Mcf: 1 bbl would be misleading as an indication of value.

This press release contains certain oil and gas metrics, including operating netback and cash netback, which do not have standardized meanings or standard methods of calculation and therefore such measures may not be comparable to similar measures used by other companies and should not be used to make comparisons. Such metrics have been included herein to provide readers with additional measures to evaluate the Company's performance; however, such measures are not reliable indicators of the future performance of the Company and future performance may not compare to the performance in previous periods.

References to thickness of “oil pay” or of a formation where evidence of hydrocarbons has been encountered is not necessarily an indicator that hydrocarbons will be recoverable in commercial quantities or in any estimated volume. Well test results should be considered as preliminary and not necessarily indicative of long-term performance or of ultimate recovery. Well log interpretations indicating oil and gas accumulations are not necessarily indicative of future production or ultimate recovery. If it is indicated that a pressure transient analysis or well-test interpretation has not been carried out, any data disclosed in that respect should be considered preliminary until such analysis has been completed.